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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2008
BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

FLORIDA	001-09071	59-2022148

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 940-4900
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 11, 2008, the Board of Directors of BFC Financial Corporation (the “Company”) amended Articles I and II of the Company’s By-laws, as amended (the “By-laws”), to include advance notice procedures requiring, among other things, that a shareholder wishing to properly bring business before an annual meeting of the Company’s shareholders or nominate a candidate to serve on the Board of Directors of the Company must deliver written notice of such business or nomination to the Company’s Secretary (i) not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of the Company’s shareholders or (ii) in the event that the annual meeting of the Company’s shareholders is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of the Company’s shareholders, not later than the close of business on the tenth day after the earlier of notice of the date of the annual meeting of shareholders is mailed or public disclosure of the date of the annual meeting of shareholders is made. These advance notice procedures are separate from, and in addition to, the requirements set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) that a shareholder must meet in order to have a shareholder proposal or nomination included in the Company’s proxy materials for an annual meeting of the Company’s shareholders.
     The foregoing description of the amendments to the By-laws is qualified in its entirety by reference to the full text of the By-laws, as amended by such amendments, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference. This copy has been “black-lined” to show such amendments to the By-laws.
Item 8.01 Other Events.
     On February 11, 2008, the Board of Directors of the Company approved May 20, 2008 as the date for the Company’s 2008 annual meeting of shareholders. Because this date is more than 30 days before the anniversary date of the Company’s 2007 annual meeting of shareholders, pursuant to the By-laws, as amended by the amendments described above, to be timely, written notice from a shareholder interested in bringing business before the Company’s 2008 annual meeting of shareholders or nominating a candidate to serve on the Board of Directors of the Company must be received by 5:00 p.m., Eastern time, on February 23, 2008 at the Company’s main offices at 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309 and be directed to the attention of the Company’s Secretary. Any such written notice must fully comply with the advance notice procedures of the By-laws, as amended by the amendments described above, and may be omitted if not in compliance with such procedures.
     In addition, shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy materials for the Company’s 2008 annual meeting of shareholders must be received at the address noted above by 5:00 p.m., Eastern Time, on February 23, 2008 and be directed to the attention of the Company’s Secretary. Any such proposal must comply with all applicable SEC rules and regulations regarding the inclusion of shareholder proposals in the Company’s proxy materials and may be omitted if not in compliance with such rules and regulations.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
  Exhibit 3.2      By-laws of BFC Financial Corporation, as amended

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION
Date: February 13, 2008

	By:	/s/ John Grelle
John Grelle,
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.2	By-laws of BFC Financial Corporation, as amended